HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	July 31, 2006	April 30, 2006	July 31, 2005
Net revenue	$21,890	$22,554	$20,759

Costs and expenses(a):
Cost of sales	16,472	16,970	15,942
Research and development	920	930	863
Selling, general and administrative	2,830	2,858	2,761
Restructuring	5	(14)	112
Amortization of purchased intangible assets	153	151	168
In-process research and development charges	--	2	--

Total costs and expenses	20,380	20,897	19,846

Earnings from operations	1,510	1,657	913

Interest and other, net	221	157	119
Gains (losses) on investments	7	6	(6)
Dispute settlement	--	--	7

Earnings before taxes	1,738	1,820	1,033

Provision for (benefit from) taxes(b)	363	(79)	960

Net earnings	$1,375	$1,899	$73

Net earnings per share:
Basic	$0.50	$0.68	$0.03
Diluted	$0.48	$0.66	$0.03

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,768	2,809	2,873
Diluted	2,839	2,887	2,907

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$35	$33	$--
Research and development	17	15	--
Selling, general and administrative	76	76	--

Total costs and expenses	$128	$124	$--

(b) Tax benefit from stock-based compensation	$(39)	$(39)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Nine months ended July 31,
	2006	2005
Net revenue	$67,103	$63,783

Costs and expenses(a):
Cost of sales	50,834	48,908
Research and development	2,721	2,631
Selling, general and administrative	8,380	8,398
Restructuring	6	119
Amortization of purchased intangible assets	451	486
In-process research and development charges	52	--

Total costs and expenses	62,444	60,542

Earnings from operations	4,659	3,241

Interest and other, net	416	57
Gains (losses) on investments	11	(27)
Dispute settlement	--	(109)

Earnings before taxes	5,086	3,162
Provision for taxes(b)	585	1,180

Net earnings	$4,501	$1,982

Net earnings per share:
Basic	$1.61	$0.69
Diluted	$1.57	$0.68

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,799	2,889
Diluted	2,870	2,919

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$107	$--
Research and development	$50	--
Selling, general and administrative	239	--

Total costs and expenses	$396	$--

(b) Tax benefit from stock-based compensation	$(121)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	July 31, 2006	October 31, 2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$15,981	$13,911
Short-term investments	14	18
Accounts receivable	9,631	9,903
Financing receivables	2,561	2,551
Inventory	7,464	6,877
Other current assets	8,674	10,074

Total current assets	44,325	43,334

Property, plant and equipment	6,369	6,451

Long-term financing receivables and other assets	8,154	7,502

Goodwill and purchased intangible assets	20,344	20,030

Total assets	$79,192	$77,317

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$4,316	$1,831
Accounts payable	10,695	10,223
Employee compensation and benefits	2,813	2,343
Taxes on earnings	1,848	2,367
Deferred revenue	4,212	3,815
Accrued restructuring	678	1,119
Other accrued liabilities	10,420	9,762

Total current liabilities	34,982	31,460

Long-term debt	2,451	3,392
Other liabilities	5,411	5,289

Stockholders' equity	36,348	37,176

Total liabilities and stockholders' equity	$79,192	$77,317

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	July 31, 2006	April 30, 2006	July 31, 2005(a)
Net revenue:
Enterprise Storage and Servers	$4,133	$4,265	$4,003
HP Services	3,888	3,892	3,837
Software	318	330	245

Technology Solutions Group	8,339	8,487	8,085

Personal Systems Group	6,917	6,977	6,386
Imaging and Printing Group	6,234	6,724	5,913
HP Financial Services	519	518	489
Corporate Investments	155	122	143

Total Segments	22,164	22,828	21,016
Eliminations of intersegment net revenue and other	(274)	(274)	(257)

Total HP Consolidated	$21,890	$22,554	$20,759

Earnings from operations:

Enterprise Storage and Servers	$296	$322	$147
HP Services	364	345	256
Software	13	3	(37)

Technology Solutions Group	673	670	366

Personal Systems Group	275	248	163
Imaging and Printing Group	884	1,041	771
HP Financial Services	35	39	58
Corporate Investments	(33)	(49)	(37)

Total Segments	1,834	1,949	1,321

Corporate and unallocated costs and eliminations, excluding
stock-based compensation expense	(53)	(50)	(128)
Unallocated costs related to stock-based compensation expense	(113)	(103)	--
Restructuring	(5)	14	(112)
In-process research and development charge	--	(2)	--
Amortization of purchased intangible assets	(153)	(151)	(168)
Interest and other, net	221	157	119
Gains (losses) on investments	7	6	(6)
Dispute settlement	--	--	7

Total HP Consolidated Earnings Before Taxes	$1,738	$1,820	$1,033

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $5 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Nine months ended July 31,
	2006	2005(a)
Net revenue:
Enterprise Storage and Servers	$12,638	$12,241
HP Services	11,537	11,636
Software	952	755

Technology Solutions Group	25,127	24,632

Personal Systems Group	21,343	19,628
Imaging and Printing Group	19,503	18,370
HP Financial Services	1,533	1,588
Corporate Investments	406	381

Total Segments	67,912	64,599
Eliminations of intersegment net revenue and other	(809)	(816)

Total HP Consolidated	$67,103	$63,783

Earnings from operations:

Enterprise Storage and Servers	$944	$396
HP Services	1,002	829
Software	25	(77)

Technology Solutions Group	1,971	1,148

Personal Systems Group	816	457
Imaging and Printing Group	2,898	2,517
HP Financial Services	112	161
Corporate Investments	(115)	(139)

Total Segments	5,682	4,144

Corporate and unallocated costs and eliminations, excluding
stock-based compensation expense	(175)	(298)
Unallocated costs related to stock-based compensation expense	(339)	--
Restructuring	(6)	(119)
In-process research and development charge	(52)	--
Amortization of purchased intangible assets	(451)	(486)
Interest and other, net	416	57
Gains (losses) on investments	11	(27)
Dispute settlement	--	(109)

Total HP Consolidated Earnings Before Taxes	$5,086	$3,162

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $16 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.